Exhibit 99.1

Starbucks Reports Record Q2 Financial and Operating Results; EPS Up 18% to a Q2 Record $0.39 Per Share
Comp Store Sales Up 7% in the U.S. and Americas; 6% Globally
Revenues Up 9% to a Q2 Record $5.0 Billion; 5% Transaction Growth and 18% Revenue Growth in China
Operating Margin Expands to a Q2 Record 17.3%
Company Adds 900,000 Starbucks Rewards Loyalty Members in the U.S. since Q1; Now Has 12M Active U.S. Members
Company Reaffirms FY16 Growth Targets; Announces Additional 100M Share Repurchase Authorization

SEATTLE; April 21, 2016 – Starbucks Corporation (NASDAQ: SBUX) today reported financial results for its 13-week fiscal second quarter and 26-week fiscal year to date ended March 27, 2016. Fiscal 2016 and fiscal 2015 GAAP results include items which are excluded from non-GAAP results. Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release for more information.

Q2 Fiscal 2016 Highlights:

•	Global comparable store sales increased 6%, comprised of a 4% increase in ticket and 2% increase in traffic

•	Consolidated net revenues grew 9% to a Q2 record $5.0 billion

•	Consolidated GAAP operating income increased 11% to a Q2 record $864 million

◦	Non-GAAP operating income increased 11% over Q2 FY15 non-GAAP, to a Q2 record $878 million

•	Consolidated GAAP operating margin increased 30 basis points to a Q2 record 17.3%

◦	Non-GAAP operating margin expanded 30 basis points over Q2 FY15 non-GAAP, to a Q2 record 17.6%

•	EPS increased 18% to a Q2 record $0.39 per share

•	The company opened 350 net new stores globally, bringing total stores to 23,921 worldwide at the end of Q2

•	Starbucks served nearly 16 million more customer occasions from its global comp store base - and over 12 million more customer occasions in the U.S. - in Q2 FY16 compared to Q2 FY15

•	Membership in the company's Starbucks Rewards loyalty program increased 16% year-over-year and 8% in Q2 versus Q1 FY16; company now has 12 million active loyalty members in the U.S.

•	Mobile Order and Pay usage doubled year-over-year; company now processing 8 million Mobile Order and Pay transactions per month

"Starbucks record Q2 financial and operating performance - including a stunning 18% increase in revenues and a 5% increase in transactions in China - underscores the strength of the Starbucks brand and the resiliency of our global retail and CPG businesses," said Howard Schultz, chairman and ceo. "Loyalty, technology and innovation are continuing to fuel our digital flywheel and propel our business forward all around the world."

“Starbucks Q2 represented another quarter of solid growth, with the highest revenues of any non-holiday quarter in our history and excellent financial, operating and profit performance,” said Scott Maw, cfo. "The record-setting performance we delivered in the first half of fiscal 2016 ideally positions us to benefit from the investments we are making in our partners, in our stores and in groundbreaking innovation, and to continue delivering world class returns to our shareholders into the future.”

- more -

Second Quarter Fiscal 2016 Summary

	Quarter Ended Mar 27, 2016
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated(2)	6%	2%	4%
Americas	7%	3%	5%
CAP(2)	3%	2%	2%
EMEA	1%	0%	1%
(1) Includes only Starbucks company-operated stores open 13 months or longer.
(2) Beginning in December of fiscal 2016, comparable store sales include the results of the 1,009 company-operated stores acquired as part of the acquisition of Starbucks Japan in the first quarter of fiscal 2015.

Operating Results	Quarter Ended
($ in millions, except per share amounts)	Mar 27, 2016	Mar 29, 2015	Change
Net New Stores(1)	350	210	140
Revenues	$4,993.2	$4,563.5	9%
Operating Income	$864.2	$777.5	11%
Operating Margin	17.3%	17.0%	30 bps
EPS	$0.39	$0.33	18%
(1) Net new stores include the closure of 132 Target Canada licensed stores in the second quarter of fiscal 2015.

Consolidated net revenues were $5.0 billion in Q2 FY16, an increase of 9% over Q2 FY15. The increase was primarily driven by a 6% increase in global comparable store sales and the opening of 1,833 net new stores over the past 12 months.

Consolidated operating income grew 11% to $864.2 million in Q2 FY16, up from $777.5 million in Q2 FY15. Consolidated operating margin expanded 30 basis points to 17.3%. The increase was primarily due to sales leverage and was partially offset by investments in our partners (employees) and digital platforms.
Q2 Americas Segment Results

	Quarter Ended
($ in millions)	Mar 27, 2016	Mar 29, 2015	Change
Net New Stores(1)	132	(2)	134
Revenues	$3,455.6	$3,128.0	10%
Operating Income	$812.0	$709.6	14%
Operating Margin	23.5%	22.7%	80 bps
(1) Net new stores include the closure of 132 Target Canada licensed stores in the second quarter of fiscal 2015.

Net revenues for the Americas segment were $3.5 billion in Q2 FY16, an increase of 10% over Q2 FY15. The increase was driven by a 7% increase in comparable store sales and incremental revenues from 707 net new store openings over the past 12 months.

Operating income of $812.0 million in Q2 FY16 grew 14% versus $709.6 million in Q2 FY15. Operating margin of 23.5% expanded 80 basis points due to sales leverage and was partially offset by investments in our partners (employees) and digital platforms.

- more -

Q2 China/Asia Pacific Segment Results

	Quarter Ended
($ in millions)	Mar 27, 2016	Mar 29, 2015	Change
Net New Stores	175	176	(1)
Revenues	$677.9	$595.2	14%
Operating Income	$129.3	$112.4	15%
Operating Margin	19.1%	18.9%	20 bps

Net revenues for the China/Asia Pacific segment grew 14% over Q2 FY15 to $677.9 million in Q2 FY16. The increase was primarily driven by incremental revenues from 884 net new store openings over the past 12 months. A 3% increase in comparable store sales also contributed.

Operating income grew 15% over Q2 FY15 to $129.3 million in Q2 FY16. Operating margin expanded 20 basis points to 19.1% primarily due to sales leverage and higher income from our joint venture operations. The expansion was partially offset by the impact of foreign currency and increased store operating expenses related to higher compensation and benefits.

- more -

Q2 EMEA Segment Results

	Quarter Ended
($ in millions)	Mar 27, 2016	Mar 29, 2015	Change
Net New Stores	47	35	12
Revenues	$268.3	$280.3	(4)%
Operating Income	$27.6	$29.2	(5)%
Operating Margin	10.3%	10.4%	(10) bps

Net revenues for the EMEA segment were $268.3 million in Q2 FY16, a 4% decrease versus Q2 FY15. The decrease was primarily due to the shift in the portfolio towards more licensed stores and unfavorable foreign currency translation. Partially offsetting the decrease were incremental revenues from the opening of 273 net new licensed stores over the past 12 months.

Operating income decreased 5% to $27.6 million in Q2 FY16, down from $29.2 million in Q2 FY15. Operating margin declined 10 basis points to 10.3%, primarily driven by gains on the sale of certain store assets in the prior year.
Q2 Channel Development Segment Results

	Quarter Ended
($ in millions)	Mar 27, 2016	Mar 29, 2015	Change
Revenues	$461.2	$428.0	8%
Operating Income	$182.0	$156.1	17%
Operating Margin	39.5%	36.5%	300 bps

Net revenues for the Channel Development segment grew 8% over Q2 FY15 to $461.2 million in Q2 FY16, primarily driven by increased sales of premium single-serve products. Also contributing to the increase were higher foodservice sales.

Operating income of $182.0 million in Q2 FY16 increased 17% compared to Q2 FY15. Operating margin increased 300 basis points to 39.5%, primarily driven by leverage on cost of sales and lower coffee costs. Higher income from the North American Coffee Partnership also contributed to the increase.
Q2 All Other Segments Results

	Quarter Ended
($ in millions)	Mar 27, 2016	Mar 29, 2015	Change
Net New Stores	(4)	1	(5)
Revenues	$130.2	$132.0	(1)%
Operating Loss	$(19.2)	$(4.1)	368%

- more -

Year to Date Financial Results

	Two Quarters Ended Mar 27, 2016
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated(2)	7%	3%	4%
Americas	8%	3%	5%
CAP(2)	4%	2%	2%
EMEA	1%	1%	0%
(1) Includes only Starbucks company-operated stores open 13 months or longer.
(2) Beginning in December of fiscal 2016, comparable store sales include the results of the 1,009 company-operated stores acquired as part of the acquisition of Starbucks Japan in the first quarter of fiscal 2015.

Operating Results	Two Quarters Ended
($ in millions, except per share amounts)	Mar 27, 2016	Mar 29, 2015	Change
Net New Stores (1)	878	722	156
Revenues	$10,366.8	$9,366.8	11%
Operating Income	$1,922.3	$1,693.1	14%
Operating Margin	18.5%	18.1%	40 bps
EPS	$0.84	$0.97	(13)%
(1) Net new stores include the closure of 132 Target Canada licensed stores in the second quarter of fiscal 2015.

- more -

Fiscal 2016 Targets
Starbucks fiscal year 2016 will include an extra week in the fourth quarter, because it is a 53-week year for the company.

The company reiterates the following FY16 targets, unless otherwise noted. FY16 targets are based on actual FY15 non-GAAP results and projected FY16 non-GAAP results as noted. Projected FY16 non-GAAP adjustments relate to the acquisition of Starbucks Japan; please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release.

•	Approximately 1,800 net new store openings in the fiscal year:

◦	Americas: approximately 700, half licensed

◦	China/Asia Pacific: approximately 900, two-thirds licensed

◦	EMEA: approximately 200, primarily licensed

•	Full year consolidated revenue growth of 10%+ on a 52 week basis, the 53rd week expected to add approximately 2%

•	Global comparable store sales growth somewhat above mid-single digits

•	FY16 operating margin is expected to increase slightly versus prior year:

◦	Americas: expect moderate improvement over prior year

◦	China/Asia Pacific: now expected to be roughly flat to prior year

◦	EMEA: expected to approach 15%

◦	Channel Development: expect moderate improvement versus prior year

•	Consolidated tax rate now expected to be approximately 34% (from a range of 34% - 35%)

•	Full year FY16 earnings per share, including the 53rd week in Q4 FY16:

◦	GAAP EPS now expected to be in the range of $1.85 to $1.86 (from a range of $1.84 to $1.86)

◦	Non-GAAP EPS now expected to be in the range of $1.88 to $1.89 (from a range of $1.87 to $1.89)

•	Introduced - Q3 FY16 earnings per share:

◦	GAAP EPS in the range of $0.47 to $0.48

◦	Non-GAAP EPS in the range of $0.48 to $0.49

•	Capital expenditures of approximately $1.4 billion

Company Updates

•
On April 20th, Starbucks announced an agreement with AmRest Holdings SE in which AmRest will acquire Starbucks company-operated retail stores in Germany. The deal is expected to close during Q3 FY16. AmRest currently operates multiple businesses in several central and eastern European markets, including over 100 licensed Starbucks locations in the Czech Republic, Poland, Hungary, Bulgaria and Romania.

•
Starbucks announced a new licensed partnership with Percassi in February, to own and operate Starbucks stores in Italy. The first store is expected to open in Milan in 2017. Also in February, the company announced plans to open its first location in Trinidad and Tabago in 2016, its fifth market in the Caribbean region, in exclusive partnership with Prestige Holdings Limited.

•
In February, the company announced an update to its loyalty program, which levels the playing field for customers who now earn 2 stars for every $1 spent, no matter how often they visit or what they purchase. The new Starbucks Rewards program became effective April 12th.

•
On April 5th the company announced that its second Roastery location will be in New York City, in the heart of the Meatpacking District at 61 Ninth Avenue. Scheduled to open in 2018, this location will be inspired by the first Starbucks Reserve® Roastery and Tasting Room, which debuted in December 2014 in the company's hometown of Seattle, Washington.

•
Starbucks hosted its 24th Annual Meeting of Shareholders on March 23rd, where it highlighted the company’s record FY15 financial achievements and introduced the company’s next level of social impact initiatives - which include commitments

- more -

in support of coffee farming communities, feeding the hungry, and increasing participation in U.S. local and national elections.

•
On February 4th, Starbucks completed a public offering of $500 million in aggregate principal amount of 2.100% Senior Notes due 2021; as previously disclosed, the company intends to use the proceeds from the offering for general corporate purposes.

•
The company repurchased 23 million shares of common stock in Q2 FY16; the company's Board of Directors has authorized an additional 100 million shares for repurchase under its ongoing share repurchase program. With the additional 100 million shares, the company now has 125 million shares available for repurchase.

•	The Board of Directors declared a cash dividend of $0.20 per share, payable on May 20, 2016 to shareholders of record as of May 5, 2016.

Conference Call

Starbucks will hold a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Howard Schultz, chairman and ceo; Kevin Johnson, president and coo; and Scott Maw, cfo. The call will be webcast and can be accessed at http://investor.starbucks.com. A replay of the webcast will be available until end of day Saturday, May 21, 2016.

About Starbucks

Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with stores around the globe, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at news.starbucks.com or www.starbucks.com.

Forward-Looking Statements

This release contains forward-looking statements relating to certain company initiatives, strategies and plans, as well as trends in or expectations regarding our diversified business model, the strength, momentum, health and potential of our business, operations and brand, our innovation, growth and growth opportunities and related investments, shareholder value, shareholder returns, earnings per share, revenues, operating margins, profitability, capital expenditures, tax rate, anticipated costs related to the integration of Starbucks Japan, comparable store sales and net new stores. These forward-looking statements are based on currently available operating, financial and competitive information and are subject to a number of significant risks and uncertainties. Actual future results may differ materially depending on a variety of factors including, but not limited to, fluctuations in U.S. and international economies and currencies, our ability to preserve, grow and leverage our brands, potential negative effects of material breaches of our information technology systems to the extent we experience a material breach, potential negative effects of incidents involving food-borne illnesses, food tampering, food contamination or mislabeling, material failures of our information technology systems, costs associated with, and the successful execution of, the company’s initiatives and plans, including the integration of Starbucks Japan, the acceptance of the company’s products by our customers, the impact of competition, coffee, dairy and other raw materials prices and availability, the effect of legal proceedings, and other risks detailed in the company filings with the Securities and Exchange Commission, including the “Risk Factors” section of Starbucks Annual Report on Form 10-K for the fiscal year ended September 27, 2015.  The company assumes no obligation to update any of these forward-looking statements.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
Durga Doraisamy	Alisha Damodaran
206-318-7118	206-318-7100
investorrelations@starbucks.com	press@starbucks.com

- more -

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	Mar 27, 2016	Mar 29, 2015	% Change	Mar 27, 2016	Mar 29, 2015

				As a % of total net revenues
Net revenues:
Company-operated stores	$3,944.2	$3,622.9	8.9%	79.0%	79.4%
Licensed stores	493.1	421.3	17.0	9.9	9.2
CPG, foodservice and other	555.9	519.3	7.0	11.1	11.4
Total net revenues	4,993.2	4,563.5	9.4	100.0	100.0
Cost of sales including occupancy costs	2,010.3	1,859.8	8.1	40.3	40.8
Store operating expenses	1,466.4	1,324.6	10.7	29.4	29.0
Other operating expenses	139.6	133.5	4.6	2.8	2.9
Depreciation and amortization expenses	247.8	217.1	14.1	5.0	4.8
General and administrative expenses	330.5	305.9	8.0	6.6	6.7
Total operating expenses	4,194.6	3,840.9	9.2	84.0	84.2
Income from equity investees	65.6	54.9	19.5	1.3	1.2
Operating income	864.2	777.5	11.2	17.3	17.0
Interest income and other, net	14.5	1.3	1,015.4	0.3	—
Interest expense	(18.3)	(16.9)	8.3	(0.4)	(0.4)
Earnings before income taxes	860.4	761.9	12.9	17.2	16.7
Income taxes	285.4	266.3	7.2	5.7	5.8
Net earnings including noncontrolling interests	575.0	495.6	16.0	11.5	10.9
Net earnings/(loss) attributable to noncontrolling interests	(0.1)	0.7	nm	—	—
Net earnings attributable to Starbucks	$575.1	$494.9	16.2	11.5%	10.8%

Net earnings per common share - diluted	$0.39	$0.33	18.2%
Weighted avg. shares outstanding - diluted	1,486.6	1,516.5

Cash dividends declared per share	$0.20	$0.16

Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				37.2%	36.6%
Effective tax rate including noncontrolling interests				33.2%	35.0%

- more -

	Two Quarters Ended			Two Quarters Ended
	Mar 27, 2016	Mar 29, 2015	% Change	Mar 27, 2016	Mar 29, 2015

				As a % of total net revenues
Net revenues:
Company-operated stores	$8,154.8	$7,395.7	10.3%	78.7%	79.0%
Licensed stores	1,033.8	905.3	14.2	10.0	9.7
CPG, foodservice and other	1,178.2	1,065.8	10.5	11.4	11.4
Total net revenues	10,366.8	9,366.8	10.7	100.0	100.0
Cost of sales including occupancy costs	4,196.5	3,851.0	9.0	40.5	41.1
Store operating expenses	2,972.6	2,640.1	12.6	28.7	28.2
Other operating expenses	285.8	262.9	8.7	2.8	2.8
Depreciation and amortization expenses	483.3	423.1	14.2	4.7	4.5
General and administrative expenses	636.0	604.3	5.2	6.1	6.5
Total operating expenses	8,574.2	7,781.4	10.2	82.7	83.1
Income from equity investees	129.7	107.7	20.4	1.3	1.1
Operating income	1,922.3	1,693.1	13.5	18.5	18.1
Gain resulting from acquisition of joint venture	—	390.6	(100.0)	—	4.2
Interest income and other, net	22.5	11.1	102.7	0.2	0.1
Interest expense	(34.8)	(33.2)	4.8	(0.3)	(0.4)
Earnings before income taxes	1,910.0	2,061.6	(7.4)	18.4	22.0
Income taxes	647.4	581.2	11.4	6.2	6.2
Net earnings including noncontrolling interests	1,262.6	1,480.4	(14.7)	12.2	15.8
Net earnings/(loss) attributable to noncontrolling interests	—	2.1	(100.0)	—	—
Net earnings attributable to Starbucks	$1,262.6	$1,478.3	(14.6)%	12.2%	15.8%

Net earnings per common share - diluted	$0.84	$0.97	(13.4)%
Weighted avg. shares outstanding - diluted	1,495.0	1,516.7

Cash dividends declared per share	$0.40	$0.32

Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				36.5%	35.7%
Effective tax rate including noncontrolling interests				33.9%	28.2%

- more -

Segment Results (in millions)

Americas

	Mar 27, 2016	Mar 29, 2015	% Change	Mar 27, 2016	Mar 29, 2015

Quarter Ended				As a % of Americas total net revenues
Net revenues:
Company-operated stores	$3,097.5	$2,818.6	9.9%	89.6%	90.1%
Licensed stores	351.8	301.9	16.5	10.2	9.7
Foodservice and other	6.3	7.5	(16.0)	0.2	0.2
Total net revenues	3,455.6	3,128.0	10.5	100.0	100.0
Cost of sales including occupancy costs	1,230.0	1,135.8	8.3	35.6	36.3
Store operating expenses	1,186.7	1,065.0	11.4	34.3	34.0
Other operating expenses	27.7	36.4	(23.9)	0.8	1.2
Depreciation and amortization expenses	151.7	128.6	18.0	4.4	4.1
General and administrative expenses	47.5	52.6	(9.7)	1.4	1.7
Total operating expenses	2,643.6	2,418.4	9.3	76.5	77.3
Operating income	$812.0	$709.6	14.4%	23.5%	22.7%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				38.3%	37.8%

Two Quarters Ended
Net revenues:
Company-operated stores	$6,428.2	$5,829.2	10.3%	89.5%	89.8%
Licensed stores	739.4	648.1	14.1	10.3	10.0
Foodservice and other	14.2	17.6	(19.3)	0.2	0.3
Total net revenues	7,181.8	6,494.9	10.6	100.0	100.0
Cost of sales including occupancy costs	2,576.9	2,396.8	7.5	35.9	36.9
Store operating expenses	2,413.5	2,149.4	12.3	33.6	33.1
Other operating expenses	60.4	66.6	(9.3)	0.8	1.0
Depreciation and amortization expenses	292.5	255.7	14.4	4.1	3.9
General and administrative expenses	92.0	99.3	(7.4)	1.3	1.5
Total operating expenses	5,435.3	4,967.8	9.4	75.7	76.5
Operating income	$1,746.5	$1,527.1	14.4%	24.3%	23.5%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				37.5%	36.9%

- more -

China/Asia Pacific (CAP)

	Mar 27, 2016	Mar 29, 2015	% Change	Mar 27, 2016	Mar 29, 2015

Quarter Ended				As a % of CAP total net revenues
Net revenues:
Company-operated stores	$608.5	$532.3	14.3%	89.8%	89.4%
Licensed stores	67.0	61.4	9.1	9.9	10.3
Foodservice and other	2.4	1.5	60.0	0.4	0.3
Total net revenues	677.9	595.2	13.9	100.0	100.0
Cost of sales including occupancy costs	307.2	269.4	14.0	45.3	45.3
Store operating expenses	182.3	157.0	16.1	26.9	26.4
Other operating expenses	17.2	12.5	37.6	2.5	2.1
Depreciation and amortization expenses	44.0	37.0	18.9	6.5	6.2
General and administrative expenses	30.6	32.4	(5.6)	4.5	5.4
Total operating expenses	581.3	508.3	14.4	85.8	85.4
Income from equity investees	32.7	25.5	28.2	4.8	4.3
Operating income	$129.3	$112.4	15.0%	19.1%	18.9%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				30.0%	29.5%

Two Quarters Ended
Net revenues:
Company-operated stores	$1,188.6	$954.1	24.6%	89.3%	87.5%
Licensed stores	139.1	134.6	3.3	10.4	12.3
Foodservice and other	3.7	2.3	60.9	0.3	0.2
Total net revenues	1,331.4	1,091.0	22.0	100.0	100.0
Cost of sales including occupancy costs	602.3	503.0	19.7	45.2	46.1
Store operating expenses	357.6	274.8	30.1	26.9	25.2
Other operating expenses	32.1	27.6	16.3	2.4	2.5
Depreciation and amortization expenses	86.1	65.1	32.3	6.5	6.0
General and administrative expenses	61.1	58.1	5.2	4.6	5.3
Total operating expenses	1,139.2	928.6	22.7	85.6	85.1
Income from equity investees	63.9	58.2	9.8	4.8	5.3
Operating income	$256.1	$220.6	16.1%	19.2%	20.2%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				30.1%	28.8%

- more -

EMEA

	Mar 27, 2016	Mar 29, 2015	% Change	Mar 27, 2016	Mar 29, 2015

Quarter Ended				As a % of EMEA total net revenues
Net revenues:
Company-operated stores	$182.8	$212.5	(14.0)%	68.1%	75.8%
Licensed stores	73.3	56.6	29.5	27.3	20.2
Foodservice	12.2	11.2	8.9	4.5	4.0
Total net revenues	268.3	280.3	(4.3)	100.0	100.0
Cost of sales including occupancy costs	136.6	135.0	1.2	50.9	48.2
Store operating expenses	66.5	76.2	(12.7)	24.8	27.2
Other operating expenses	13.9	13.5	3.0	5.2	4.8
Depreciation and amortization expenses	10.7	12.7	(15.7)	4.0	4.5
General and administrative expenses	13.3	14.7	(9.5)	5.0	5.2
Total operating expenses	241.0	252.1	(4.4)	89.8	89.9
Income from equity investees	0.3	1.0	(70.0)	0.1	0.4
Operating income	$27.6	$29.2	(5.5)%	10.3%	10.4%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				36.4%	35.9%

Two Quarters Ended
Net revenues:
Company-operated stores	$401.7	$470.2	(14.6)%	69.1%	76.6%
Licensed stores	153.1	119.9	27.7	26.3	19.5
Foodservice	26.6	23.6	12.7	4.6	3.8
Total net revenues	581.4	613.7	(5.3)	100.0	100.0
Cost of sales including occupancy costs	288.0	291.4	(1.2)	49.5	47.5
Store operating expenses	140.4	162.0	(13.3)	24.1	26.4
Other operating expenses	28.7	27.2	5.5	4.9	4.4
Depreciation and amortization expenses	22.2	26.5	(16.2)	3.8	4.3
General and administrative expenses	27.8	28.7	(3.1)	4.8	4.7
Total operating expenses	507.1	535.8	(5.4)	87.2	87.3
Income from equity investees	1.5	1.2	25.0	0.3	0.2
Operating income	$75.8	$79.1	(4.2)%	13.0%	12.9%
Supplemental Ratios:
Store operating expenses as a percentage of company-operated store revenues				35.0%	34.5%

- more -

Channel Development

	Mar 27, 2016	Mar 29, 2015	% Change	Mar 27, 2016	Mar 29, 2015

Quarter Ended				As a % of Channel Development total net revenues
Net revenues:
CPG	$354.4	$329.8	7.5%	76.8%	77.1%
Foodservice	106.8	98.2	8.8	23.2	22.9
Total net revenues	461.2	428.0	7.8	100.0	100.0
Cost of sales	252.9	244.5	3.4	54.8	57.1
Other operating expenses	53.5	50.9	5.1	11.6	11.9
Depreciation and amortization expenses	0.7	0.6	16.7	0.2	0.1
General and administrative expenses	4.7	4.3	9.3	1.0	1.0
Total operating expenses	311.8	300.3	3.8	67.6	70.2
Income from equity investees	32.6	28.4	14.8	7.1	6.6
Operating income	$182.0	$156.1	16.6%	39.5%	36.5%

Two Quarters Ended
Net revenues:
CPG	$753.6	$673.5	11.9%	77.4%	77.4%
Foodservice	219.7	197.0	11.5	22.6	22.6
Total net revenues	973.3	870.5	11.8	100.0	100.0
Cost of sales	538.4	493.8	9.0	55.3	56.7
Other operating expenses	113.8	102.0	11.6	11.7	11.7
Depreciation and amortization expenses	1.4	1.3	7.7	0.1	0.1
General and administrative expenses	8.8	8.4	4.8	0.9	1.0
Total operating expenses	662.4	605.5	9.4	68.1	69.6
Income from equity investees	64.3	48.3	33.1	6.6	5.5
Operating income	$375.2	$313.3	19.8%	38.5%	36.0%

- more -

All Other Segments

	Mar 27, 2016	Mar 29, 2015	% Change

Quarter Ended
Net revenues:
Company-operated stores	$55.4	$59.5	(6.9)%
Licensed stores	1.0	1.4	(28.6)
CPG, foodservice and other	73.8	71.1	3.8
Total net revenues	130.2	132.0	(1.4)
Cost of sales including occupancy costs	83.0	76.6	8.4
Store operating expenses	30.9	26.4	17.0
Other operating expenses	27.2	20.3	34.0
Depreciation and amortization expenses	3.4	3.9	(12.8)
General and administrative expenses	4.9	8.9	(44.9)
Total operating expenses	149.4	136.1	9.8
Operating loss	$(19.2)	$(4.1)	368.3%

Two Quarters Ended
Net revenues:
Company-operated stores	$136.3	$142.2	(4.1)%
Licensed stores	2.2	2.7	(18.5)
CPG, foodservice and other	160.4	151.8	5.7
Total net revenues	298.9	296.7	0.7
Cost of sales including occupancy costs	178.3	169.8	5.0
Store operating expenses	61.1	53.9	13.4
Other operating expenses	50.8	39.8	27.6
Depreciation and amortization expenses	7.0	7.9	(11.4)
General and administrative expenses	14.8	18.9	(21.7)
Total operating expenses	312.0	290.3	7.5
Operating income/(loss)	$(13.1)	$6.4	nm

- more -

Supplemental Information

The following supplemental information is provided for historical and comparative purposes.
U.S. Supplemental Data

	Quarter Ended
($ in millions)	Mar 27, 2016	Mar 29, 2015	Change
Revenues	$3,186.5	$2,842.1	12%
Comparable Store Sales Growth(1)	7%	7%
Change in Transactions	3%	2%
Change in Ticket	5%	5%

(1)	Includes only Starbucks company-operated stores open 13 months or longer.

Store Data

	Net stores opened/(closed) and transferred during the period
	Quarter Ended		Two Quarters Ended		Stores open as of
	Mar 27, 2016	Mar 29, 2015	Mar 27, 2016	Mar 29, 2015	Mar 27, 2016	Mar 29, 2015
Americas(1):
Company-operated stores	38	52	119	119	8,790	8,514
Licensed stores	94	(54)	184	89	6,316	5,885
Total Americas	132	(2)	303	208	15,106	14,399
China/Asia Pacific(2):
Company-operated stores	54	66	144	1,137	2,596	2,269
Licensed stores	121	110	312	(727)	3,322	2,765
Total China/Asia Pacific	175	176	456	410	5,918	5,034
EMEA:
Company-operated stores	(10)	(17)	(49)	(24)	688	793
Licensed stores	57	52	175	117	1,800	1,440
Total EMEA	47	35	126	93	2,488	2,233
All Other Segments:
Company-operated stores	(4)	1	(5)	10	370	379
Licensed stores	—	—	(2)	1	39	43
Total All Other Segments	(4)	1	(7)	11	409	422

Total Company	350	210	878	722	23,921	22,088

(1)	Net new stores include the closure of 132 Target Canada licensed stores in the second quarter of fiscal 2015.

(2)
China/Asia Pacific store data includes the transfer of 1,009 Japan stores from licensed stores to company-operated as a result of the acquisition of Starbucks Japan in the first quarter of fiscal 2015.

- more -

Non-GAAP Disclosure

In addition to the GAAP results provided in this release, the company provides consolidated non-GAAP operating income, consolidated non-GAAP operating margin and consolidated non-GAAP earnings per share ("non-GAAP EPS") for Q2 fiscal 2016 and fiscal 2015; China/Asia Pacific (“CAP”) segment non-GAAP operating income and non-GAAP operating margin for Q2 fiscal 2016 and fiscal 2015; and consolidated non-GAAP EPS for Q3 and full year fiscal 2015, as well as projected consolidated non-GAAP EPS for Q3 and full year fiscal 2016. These non-GAAP financial measures are not in accordance with, or alternatives for, generally accepted accounting principles in the United States. The GAAP measures most directly comparable to non-GAAP operating income, non-GAAP operating margin, and non-GAAP EPS are operating income, operating margin, and diluted net earnings per share, respectively. The company’s management believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the company’s historical and prospective operating performance.

The consolidated Q2 fiscal 2016 as well as the consolidated Q2 and Q3 fiscal 2015 non-GAAP financial measures exclude certain Starbucks Japan acquisition-related items, specifically amortization expense from acquired intangible assets and transaction and integration costs. The Q2 fiscal 2016 and fiscal 2015 CAP segment non-GAAP financial measures exclude the amortization expense from acquired intangible assets related to the acquisition of Starbucks Japan. The Q2 fiscal 2016 CAP segment non-GAAP financial measures also exclude integration costs, including incremental information technology and compensation-related costs associated with the acquisition. The consolidated full year fiscal 2015 non-GAAP EPS financial measures exclude the Starbucks Japan acquisition-related items as well as a gain resulting from a fair value adjustment of Starbucks preexisting 39.5% ownership interest in Starbucks Japan prior to the acquisition. The consolidated full year fiscal 2015 non-GAAP EPS financial measure also excludes losses and costs related to the redemption of the company's $550 million of 6.250% 2017 Senior Notes and an incremental tax benefit related to a U.S. manufacturing deduction. Losses and costs related to the redemption are included as debt extinguishment-related items. Management excludes the acquisition-related transaction costs described above because they believe these items do not reflect expected future expenses and do not contribute to a meaningful evaluation of the company’s future operating performance or comparisons to the company’s past operating performance. In addition, management believes it is useful to exclude the integration costs and the amortization of the acquired intangible assets when evaluating performance because they are not representative of our core business operations. Although these items will affect earnings per share beyond the current fiscal year, the majority of these costs will be recognized over a finite period of time. More specifically, integration costs are expected to be concentrated in the first several years post-acquisition. Additionally, the amounts of the acquired intangible assets are specific to the transaction and the related amortization was fixed at the time of acquisition and generally cannot subsequently be changed or influenced by management in a future period. Management excludes the fair value gain, debt extinguishment-related items and the incremental tax benefit because they believe these items do not reflect future gains, losses, costs or tax benefits and do not contribute to a meaningful evaluation of the company’s fiscal 2015 operating performance or comparisons of the company’s fiscal 2015 operating performance to the company’s past or future operating performance.

The projected consolidated non-GAAP EPS for Q3 and full year fiscal 2016 financial measures exclude certain Starbucks Japan acquisition-related items comprised of projected amortization expense from acquired intangible assets and transaction and integration costs. Management is excluding these items from our projected non-GAAP measures for the same reasons described above.

These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited)

	Quarter Ended
	Mar 27, 2016	Mar 29, 2015	Change
Consolidated
Operating income, as reported (GAAP)	$864.2	$777.5	11.2%
Starbucks Japan acquisition-related items - other(1)	13.9	11.9
Non-GAAP operating income	$878.1	$789.4	11.2%

Operating margin, as reported (GAAP)	17.3%	17.0%	30 bps
Starbucks Japan acquisition-related items - other(1)	0.3	0.3
Non-GAAP operating margin	17.6%	17.3%	30 bps

Diluted net earnings per share, as reported (GAAP)	$0.39	$0.33	18.2%
Starbucks Japan acquisition-related items - other(1)(2)	0.01	0.01
Non-GAAP net earnings per share	$0.39	$0.33	18.2%

China/Asia Pacific (CAP)
Operating income, as reported (GAAP)	$129.3	$112.4	15.0%
Starbucks Japan acquisition-related items(3)	13.1	11.3
Non-GAAP operating income	$142.4	$123.7	15.1%

Operating margin, as reported (GAAP)	19.1%	18.9%	20 bps
Starbucks Japan acquisition-related items(3)	1.9	1.9
Non-GAAP operating margin	21.0%	20.8%	20 bps

(1)
Includes ongoing amortization expense of acquired intangible assets and transaction and integration costs, such as incremental information technology ("IT") and compensation-related costs associated with the acquisition.

(2)
The Q2 FY16 and FY15 adjustments to non-GAAP net earnings per share are net of tax expense of $4.6 million and $3.6 million, respectively. These tax impacts were determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

(3)
Includes ongoing amortization expense of acquired intangible assets associated with the acquisition; the second quarter of FY16 also includes post-acquisition integration costs, including incremental IT and compensation-related costs.

	Quarter Ended
	Jun 26, 2016	Jun 28, 2015
Consolidated	(Projected)	(As Reported)	Change
Diluted net earnings per share (GAAP)	$0.47 - $0.48	$0.41	15% - 17%
Starbucks Japan acquisition-related items - other(1)(2)	0.01	0.01
Non-GAAP net earnings per share	$0.48 - $0.49	$0.42	14% - 17%

	Year Ended
	Oct 2, 2016	Sep 27, 2015
Consolidated	(Projected 53-weeks)	(As Reported 52-weeks)	Change
Diluted net earnings per share (GAAP)	$1.85 - $1.86	$1.82	2%
Starbucks Japan acquisition-related items - gain(2)(3)	—	(0.26)
Starbucks Japan acquisition-related items - other(1)(2)	0.03	0.03
Debt extinguishment-related items(2)(4)	—	0.03
Tax benefit from domestic manufacturing deduction(2)(5)	—	(0.04)
Non-GAAP net earnings per share	$1.88 - $1.89	$1.58	19% - 20%

(1)
Includes ongoing amortization expense of acquired intangible assets and transaction and integration costs, such as incremental information technology ("IT") and compensation-related costs associated with the acquisition.

(2)
The Q3 FY16 and FY15 adjustments to non-GAAP net earnings per share are net of tax expense of $5.5 million and $2.8 million, respectively. The full year FY16 and FY15 adjustments to non-GAAP net earnings per share are net of tax expense of $22.0 million and a net tax benefit of $37.0 million, respectively. These tax impacts were determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

(3)	Gain represents the fair value adjustment of Starbucks preexisting 39.5% ownership interest in Starbucks Japan upon acquisition, which was almost entirely non-taxable.

(4)
Represents the loss on extinguishment of debt ($61.1M), which is comprised of the cost of the optional redemption provision, unamortized debt issuance costs, and unamortized discount associated with the $550 million of 6.250% 2017 Senior Notes redeemed in Q4 FY15, as well as the related unamortized interest rate hedge loss ($2.0M), which was recorded in interest expense.

(5)	Represents the incremental benefit related to additional domestic manufacturing deductions to be claimed in our U.S. consolidated tax returns for FY10 through FY14 and through Q3 FY15.
#